                                        LAW OFFICES                               EXHIBIT 5
                                       MCAFEE & TAFT
                                A PROFESSIONAL CORPORATION
                                10TH FLOOR, TWO LEADERSHIP
                                          SQUARE
                                    211 NORTH ROBINSON
                                  OKLAHOMA CITY, OKLAHOMA
                                        73102-7103
                                      (405) 235-9621
                                    FAX (405) 235-0439
                                 http://www.mcafeetaft.com
THEODORE M. ELAM                                                              WRITER DIRECT
                                                                             (405) 552-2221
                                                                         FAX (405) 228-7421
                                                                    ted.elam@mcafeetaft.com

                                 June 20, 2001

American Cellular Corporation
14201 Wireless Way
Oklahoma City, Oklahoma 73134

Ladies and Gentlemen:

    We have been requested to render our opinion as to certain matters regarding 9 1/2% Senior Subordinated Notes due 2009 (the "Notes") of American Cellular Corporation (the "Company"), which are to be issued pursuant to a registration
statement on Form S-4 (File No. 333-     ) filed with the Securities and
Exchange Commission on June 20, 2001 (the "Registration Statement"). We have examined the Company's minute books and other corporate records and the Registration Statement, and have made such other investigation as we deem necessary in order to render the opinions expressed herein. Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. The Notes proposed to be issued by the Company have been duly and validly authorized for issuance and, when issued, will be validly issued, fully paid and nonassessable.

    We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to this firm appearing under the caption "Legal Matters" and elsewhere in the prospectus which is part of the Registration Statement.

                                          Very truly yours,
                                          /s/ MCAFEE & TAFT
                                          McAfee & Taft A Professional
                                          Corporation